Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _______________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                        ________________________________

                               FCB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                 Wisconsin                               39-1760287
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

           420 South Koeller Street                             54902
              Oshkosh, Wisconsin                             (Zip Code)
    (Address of principal executive offices)


                  FCB Financial Corp. 1998 Incentive Stock Plan
                             (Full title of the plan)

             James J. Rothenbach                         Copy to:
    President and Chief Executive Officer
             FCB Financial Corp.                      Jay O. Rothman
           420 South Koeller Street                  Foley & Lardner
           Oshkosh, Wisconsin 54902             777 East Wisconsin Avenue
                (920) 236-3680               Milwaukee, Wisconsin 53202-5367
     (Name, address, including zip code,              (414) 271-2400
     and telephone number, including area
         code, of agent for service)

                         _______________________________

                         CALCULATION OF REGISTRATION FEE


                                       Proposed      Proposed
        Title of                       Maximum       Maximum
       Securities                      Offering     Aggregate     Amount of
         to be         Amount to        Price        Offering   Registration
       Registered    Be Registered   Per Share(1)    Price(1)        Fee

    Common Stock,       250,000
     $.01 par value      shares         $29.50      $7,375,000     $2,176

   (1) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low sale prices for FCB Financial Corp. Common Stock on The Nasdaq Stock Market on August 20, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by FCB Financial Corp. (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended March 31, 1998.

             2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

             3. The description of the Company's Common Stock, $.01 par value, contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 12, 1993, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

          Exhibit No.                        Exhibit

          (4.1)             FCB Financial Corp. 1998 Incentive Stock
                            Plan

          (4.2)             Form of Non-Qualified Stock Option
                            Agreement for Employees

          (4.3)             Form of Non-Qualified Stock Option
                            Agreement for Directors

          (4.4) Provisions of Articles of Incorporation of FCB Financial Corp. defining the rights of holders of capital stock (incorporated by reference to Exhibit 3.1 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204))

          (4.5) Provisions of the By-Laws of FCB Financial Corp. defining the rights of holders of capital stock (incorporated by reference to Exhibit 3.2 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204))

          (5)               Opinion of Foley & Lardner

          (23.1)            Consent of Wipfli Ullrich Bertelson CPAs

          (23.2)            Consent of Foley & Lardner (contained in
                            Exhibit 5 hereto)

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin on August 26, 1998.
                                      FCB FINANCIAL CORP.


                                      By:  /s/ James J. Rothenbach
                                           James J. Rothenbach
                                           President and Chief Executive
                                           Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Donald D. Parker, James J. Rothenbach and Phillip J. Schoofs, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Signatures                     Title                   Date


    /s/ James J. Rothenbach    President, Chief Executive       August 26, 1998
    James J. Rothenbach        Officer and Director
                               (Principal Executive Officer)

    /s/ Donald D. Parker       Chairman of the Board and        August 26, 1998
    Donald D. Parker           Director

    /s/ Phillip J. Schoofs     Vice President, Treasurer and    August 26, 1998
    Phillip J. Schoofs         Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

    /s/ Richard A. Bergstrom              Director              August 26, 1998
    Richard A. Bergstrom


    /s/ Thomas C. Butterbrodt             Director              August 26, 1998
    Thomas C. Butterbrodt

    /s/ Dr. Edwin L. Downing              Director              August 26, 1998
    Dr. Edwin L. Downing

    /s/ Walter H. Drew                    Director              August 26, 1998
    Walter H. Drew

    /s/ David L. Erdmann                  Director              August 26, 1998
    David L. Erdmann

    /s/ David L. Geurden                  Director              August 26, 1998
    David L. Geurden

    /s/ David L. Omanchinski              Director              August 26, 1998
    David L. Omachinski

    /s/ William A. Raaths                 Director              August 26, 1998
    William A. Raaths

    /s/ William J. Schmidt                Director              August 26, 1998
    William J. Schmidt

    /s/ Ronald L. Tenpas                  Director              August 26, 1998
    Ronald L. Tenpas

                                  EXHIBIT INDEX

                  FCB FINANCIAL CORP. 1998 INCENTIVE STOCK PLAN

    Exhibit No.                        Exhibit

    (4.1)          FCB Financial Corp. 1998 Incentive Stock Plan

    (4.2) Form of Non-Qualified Stock Option Agreement for Employees

    (4.3) Form of Non-Qualified Stock Option Agreement for Directors

    (4.4) Provisions of Articles of Incorporation of FCB Financial Corp. defining the rights of holders of capital stock (incorporated by reference to
                   Exhibit 3.1 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204)

    (4.5) Provisions of the By-Laws of FCB Financial Corp. defining the rights of holders of capital stock (incorporated by reference to
                   Exhibit 3.2 to FCB Financial Corp.'s Form S-1 Registration Statement (Registration No. 33-63204))

    (5)            Opinion of Foley & Lardner

    (23.1)         Consent of Wipfli Ullrich Bertelson CPAs

    (23.2)         Consent of Foley & Lardner (contained in
                   Exhibit 5 hereto)

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)